Exhibit 23.7
 DEGOLYER AND MACNAUGHTON
Canada Limited
311 - 6th Avenue SW, Suite 1430
Energy Plaza, East Tower
Calgary, Alberta, Canada T2P 3H2

TELEPHONE
(403) 266-8680
FAX
(403) 266-1887
January 13, 2009

Mr. Martin H. Eden
Chief Financial Officer
Gran Tierra Energy Inc. (Gran Tierra)
300m 611 – 10th Ave. SW
Calgary, Alberta T2R 0B2

Gran Tierra Registration Statement
Form S-3
Filed with the U.S. Securities Exchange Commission

Dear Mr. Eden:

As the independent reserve engineers for Solana Resources Limited (Solana), DeGolyer and MacNaughton Canada Limited Inc. hereby confirms that it has granted and not withdrawn its consent to the reference to DeGolyer and MacNaughton Canada Limited’s review of Solana’s reserves report entitled “Appraisal Report as of December 31, 2007 on Certain Properties owned by Solana Resources Limited” dated April 10, 2008, in the form and context incorporated by reference by Gran Tierra Energy Inc. (Gran Tierra) in this Form S-3 registration statement filed with the U.S. Securities and Exchange Commission.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Very truly yours,

/s/ Colin P. Outtrim
Colin P. Outtrim, P.Eng
Senior Vice President
DeGolyer and MacNaughton
Canada Limited